As filed with the Securities and Exchange Commission on August 5, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CYTOKINETICS, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	94-3291317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

280 East Grand Avenue

South San Francisco, CA 94080

(Address of principal executive offices)

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

2015 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Robert I. Blum

President and Chief Executive Officer

Cytokinetics, Incorporated

280 East Grand Avenue

South San Francisco, CA 94080

(650) 624-3000

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to b.e Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Amended and Restated 2004 Equity Incentive Plan, Common Stock $0.001 par value	3,130,000 shares	$6.16	$19,280,800	$2,240.43
2015 Employee Stock Purchase Plan, Common Stock $0.001 par value	659,879 shares (3)	$6.16	$ 4,064,855	$ 472.34
TOTAL:	3,789,879 shares	$6.16	$23,345,655	$2,712.77

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of common stock which become issuable under the plan covered hereby by reason of any stock split, stock dividend, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding common stock.
(2)	Estimated in accordance with Rule 457(h) and Rule 457(c) under the Act solely for the purpose of calculating the total registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low prices of the Common Stock as reported on The NASDAQ Capital Market on July 31, 2015.
(3)	Represents shares of common stock reserved for future issuance under the 2015 Employee Stock Purchase Plan (the “2015 ESPP”) and shares of common stock reserved for future issuance under the 2004 Employee Stock Purchase Plan, which will become available for issuance under the 2015 ESPP.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,130,000 shares of the Registrant’s Common Stock to be issued pursuant to the Amended and Restated 2004 Equity Incentive Plan (the “EIP”) and 659,879 shares of Common Stock to be issued pursuant to the 2015 Employee Stock Purchase Plan. The shares of the Registrant’s common stock previously reserved for issuance under the EIP were registered on the Registrant’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on May 4, 2004 (File No. 333-115146), June 20, 2005 (File No. 333-125973), April 14, 2006 (File No. 333-133323), August 11, 2006 (File No. 333-136524), February 28, 2007 (File No. 333-140963), March 14, 2008 (File No. 333-149713), August 7, 2008 (File No. 333-152850), August 6, 2009 (File No. 333-161116), August 4, 2010 (File No. 333-168520), August 5, 2011 (File No. 333-176089), August 6, 2012 (File No. 333-183091) and August 7,2013 (File No. 333-190458).

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Company with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 6, 2015;

•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed on May 4, 2015;

•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, filed on August 5, 2015;

•	The Company’s Current Reports on Form 8-K filed on February 10, 2015, March 2, 2015, March 13, 2015, May 21, 2015 and July 14, 2015; and

•	The Company’s Current Reports on Form 8-K filed on February 12, 2015, April 30, 2015 and July 29, 2015 (in each case, as to information therein explicitly filed with the SEC only).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than specific sections of such documents as set forth therein, current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the Registrant’s ordinary shares offered have been sold or which deregisters all of such ordinary shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Registrant will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. However, Delaware law prohibits the Registrant’s certificate of incorporation from limiting the liability of the Registrant’s directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

The Registrant has entered into indemnification agreements with each of its directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity.

The Registrant may maintain insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such. The Registrant has obtained director and officer liability insurance to cover liabilities directors and officers may incur in connection with their services to the Registrant.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.3(3)	Amended and Restated Bylaws.

4.4(4)	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.

4.5(5)	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.

4.6(6)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.7(7)	Specimen Common Stock Certificate.

4.8(8)	Registration Rights Agreement, dated as of December 29, 2006, by and between the Company and Amgen Inc.

4.9(9)	Form of Common Stock Warrant Agreement.

4.10(9)	Form of Preferred Stock Warrant Agreement.

4.11(10)	Form of Warrant.

4.12(11)	Form of Common Stock Warrant and Warrant Certificate.

4.13(11)	Form of Preferred Stock Warrant and Warrant Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1(12)	Amended and Restated 2004 Equity Incentive Plan.

99.2(12)	2015 Employee Stock Purchase Plan.

(1)	Incorporated by reference from the Company’s registration statement on Form S-3, registration number 333-174869, filed with the Securities and Exchange Commission on June 13, 2011.
(2)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 4, 2011.
(3)	Incorporated by reference from the Company’s registration statement on Form S-1, registration number 333-112621, declared effective by the Securities and Exchange Commission on April 29, 2004.
(4)	Incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 18, 2011.
(5)	Incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 20, 2012.

(6)	Incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 25, 2013.
(7)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 9, 2007.
(8)	Incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 3, 2007.
(9)	Incorporated by reference from the Company’s registration statement on Form S-3, registration number 333-178189, filed with the Securities and Exchange Commission on November 25, 2011.
(10)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 6, 2012.
(11)	Incorporated by reference from the Company’s registration statement on Form S-3, registration number 333-192125, filed with the Securities and Exchange Commission on November 6, 2013.
(12)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 5, 2015.

ITEM 9	UNDERTAKINGS

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cytokinetics, Incorporated, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 5th day of August, 2015.

CYTOKINETICS, INCORPORATED

By:	/s/ Robert I. Blum
Robert I. Blum
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert I. Blum and Sharon A. Barbari, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert I. Blum Robert I. Blum	President, Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2015

/s/ Sharon A. Barbari Sharon A. Barbari	Executive Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 5, 2015

/s/ L. Patrick Gage L. Patrick Gage, M.D., Ph.D.	Chairman of the Board of Directors	August 5, 2015

/s/ Santo J. Costa Santo J. Costa	Director	August 5, 2015

/s/ John T. Henderson John T. Henderson, M.B., Ch. B.	Director	August 5, 2015

/s/ B. Lynne Parshall B. Lynne Parshall	Director	August 5, 2015

/s/ Sandford D. Smith Sandford D. Smith	Director	August 5, 2015

/s/ Wendell Wierenga Wendell Wierenga, Ph.D.	Director	August 5, 2015

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.3(3)	Amended and Restated Bylaws.

4.4(4)	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.

4.5(5)	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.

4.6(6)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.7(7)	Specimen Common Stock Certificate.

4.8(8)	Registration Rights Agreement, dated as of December 29, 2006, by and between the Company and Amgen Inc.

4.9(9)	Form of Common Stock Warrant Agreement.

4.10(9)	Form of Preferred Stock Warrant Agreement.

4.11(10)	Form of Warrant.

4.12(11)	Form of Common Stock Warrant and Warrant Certificate.

4.13(11)	Form of Preferred Stock Warrant and Warrant Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1(12)	Amended and Restated 2004 Equity Incentive Plan.

99.2(12)	2015 Employee Stock Purchase Plan.

(1)	Incorporated by reference from the Company’s registration statement on Form S-3, registration number 333-174869, filed with the Securities and Exchange Commission on June 13, 2011.
(2)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 4, 2011.
(3)	Incorporated by reference from the Company’s registration statement on Form S-1, registration number 333-112621, declared effective by the Securities and Exchange Commission on April 29, 2004.
(4)	Incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 18, 2011.
(5)	Incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 20, 2012.

(6)	Incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 25, 2013.
(7)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 9, 2007.
(8)	Incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 3, 2007.
(9)	Incorporated by reference from the Company’s registration statement on Form S-3, registration number 333-178189, filed with the Securities and Exchange Commission on November 25, 2011.
(10)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 6, 2012.
(11)	Incorporated by reference from the Company’s registration statement on Form S-3, registration number 333-192125, filed with the Securities and Exchange Commission on November 6, 2013.
(12)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 5, 2015.